EXHIBIT  99.01
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                                NRG PRESS RELEASE


NRG  ENERGY  RECEIVES  APPROVAL  FROM  PARENT  NSP  FOR  STOCK  ISSUE
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MINNEAPOLIS  (March  29, 2000) - The Board of Directors of Northern States Power
Company (NYSE: NSP) today approved the potential sale in a public offering by its wholly owned subsidiary, NRG Energy, Inc. (NRG Energy), of up to 18 percent interest in the Common Stock of NRG Energy. It is anticipated that a registration statement with respect to the offering will be filed with the Securities and Exchange Commission in April. The purpose of the offering will be to raise capital to fund a portion of NRG Energy's project investments and other capital requirements for 2000. No proceeds of this offering will be received by Northern States Power Company.

NRG  Energy   is  one  of  the  world's  leading  independent  power  producers, specializing in the development, construction, operation, maintenance and ownership of low-cost, environmentally responsible power plants. Established in 1989, NRG Energy has a high quality portfolio of projects in the United States, Europe, the Pacific Rim, and Latin America. NRG Energy is involved in over 28,000 MW of projects utilizing such diverse fuel sources as natural gas, oil, coal and coal seam methane, biomass, landfill gas, and hydro, as well as refuse derived fuel and geothermal energy.

This announcement does not constitute an offer of any of the securities of NRG Energy for sale.

Certain information included in this press release contains statements that are forward-looking. Such forward-looking information involves risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of NRG Energy. For more information regarding these risks and uncertainties, review NRG Energy's filings with the Securities and Exchange Commission.

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CONTACT:
Frank  Rapley                                          NSP Media Representatives
Director  Communications                               612-337-2167
NRG  Energy,  Inc.
612-373-8892